Exhibit 1(iii)

SELLING AGREEMENT

THIS  SELLING AGREEMENT (“Agreement”), by and among the undersigned                       (“Selling Broker-Dealer”), Eagle Life Insurance Company (the “Insurer”) and American Equity Capital, Inc. (“Distributor”).

WHEREAS, the Insurer is the issuer of annuity contracts which are subject to registration under the Securities Act of 1933 (“Contracts”);

WHEREAS, Selling Broker-Dealer is registered as a broker-dealer with the Securities and Exchange Commission (“SEC”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and is licensed in accordance with applicable state securities laws as a broker-dealer in those states in which the Selling Broker-Dealer does business;

WHEREAS, Selling Broker-Dealer desires to have its registered representatives appointed as agents of the Insurer (“Agents”) for the purpose of selling Contracts; and

WHEREAS, Distributor is a registered broker-dealer with the SEC, is a member of FINRA and has been authorized by the Insurer to act as the principal underwriter and distributor of the Contracts and to enter into selling agreements with broker-dealers for the distribution of the Contracts;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

1.              APPOINTMENT AND AUTHORIZATION

a.                                       The Insurer and Distributor appoint and authorize, on a non-exclusive basis, Selling Broker-Dealer to solicit sales of the Contracts in those jurisdictions in which (i) the Insurer is admitted to do business; (ii) the Contracts have been approved for sale by the appropriate regulatory authorities; and (iii) where Selling Broker-Dealer is properly licensed to conduct business. Selling Broker-Dealer accepts such appointment and authorization, and agrees to use its best efforts to find purchasers of the Contracts acceptable to the Insurer.

b.                                      The Contracts available for solicitation under this Agreement are identified in Exhibit A, which may be amended by the Insurer in its sole discretion from time to time upon notice to Distributor and Selling Broker-Dealer to include other Contracts or to delete Contracts.

c.                                       Selling Broker-Dealer is performing the acts covered by this Agreement in the capacity of an independent contractor and not as an employee, partner or a joint venture with the Insurer or Distributor and is authorized to represent the Insurer in connection with sales of Insurer products only to the extent expressly authorized by this Agreement.

2.              LICENSING AND APPOINTMENT OF AGENTS

a.                                       Selling Broker-Dealer is authorized to designate individuals for appointment by the Insurer as Agents to solicit applications for the Contracts, to deliver the Contracts and collect the Premiums thereon in compliance with applicable state and federal laws, the rules and procedures of the Insurer and FINRA. Selling Broker-Dealer shall not propose an individual for appointment unless such Agent is duly licensed as an insurance agent in the state(s) in which it is proposed that such Agent solicit applications for the Contracts and unless the Agent is a registered representative associated with Selling Broker-Dealer.  Selling Broker-Dealer shall be responsible for such Agents’ continuing compliance with applicable licensing requirements under state insurance laws, and any applicable registration requirements under federal and state securities laws or FINRA requirements.

b.                                      Selling Broker-Dealer shall prepare and transmit to the Insurer appropriate licensing and appointment forms for individuals to become Agents, and shall comply with Insurer policies and procedures regarding Agent licensing and appointment as the Insurer from time to time may establish or amend in its sole discretion and provide such to Selling Broker-Dealer.

c.                                       Selling Broker-Dealer shall fulfill all requirements with respect to each Agent set forth as follows:

(1)          Selling Broker-Dealer will conduct a thorough investigation relative to each Agent’s identity, background, business reputation and experience and declare that each Agent is personally known, trustworthy, competent, and financially responsible, and that Selling Broker-Dealer has no information which would disqualify the Agent from license and appointment as an Agent for the Insurer.

(2)          Selling Broker-Dealer shall have on file any and all appropriate and required forms with FINRA, the SEC, and state securities regulatory authorities with respect to the Agent, including such forms that indicate and confirm such Agent’s qualifications to sell the Contracts and that indicate and confirm the registration of the Agent with the Selling Broker-Dealer.

(3)          Selling Broker-Dealer shall certify that all applicable education, examination and training requirements have been met, and will continue to be met, with respect to each Agent in compliance with FINRA regulations and the applicable state insurance laws and regulations in the states in which each Agent is requesting appointment.

(4)          Selling Broker-Dealer shall ensure that no Agent shall offer or sell the Contracts unless:  (i) the Agent is properly licensed to sell the Contracts under applicable insurance laws of each state in which a Contract will be solicited and/or sold; (ii) the Agent is properly appointed with Insurer in such state; and (iii) the Contract policy form is properly filed, approved and available for sale in such state.

(5)          Selling Broker-Dealer shall notify Insurer and Distributor immediately upon termination, for any reason, of an Agent’s registration with Selling Broker-Dealer.

(6)          Selling Broker-Dealer shall furnish the Insurer and Distributor with proof of proper licensing and/or registration with FINRA and with Selling Broker-Dealer, reasonably acceptable to Insurer and Distributor, prior to the Insurer appointing any individual as an Agent.

(7)          Selling Broker-Dealer shall have entered into a written agreement with Agent pursuant to which: (a) Agent is appointed as a registered representative of Selling Broker-Dealer; (b) Agent agrees that his or her selling activities relating to the Contracts shall be under the supervision and control of Selling Broker-Dealer; and (c) that Agent’s right to continue to sell Contracts is subject to continued compliance with such written agreement, with the policies and procedures of Selling Broker-Dealer, and with the policies and procedures of the Insurer as amended from time to time.

d.                                      The Insurer shall pay the initial appointment, renewal and termination fees required under state insurance laws to appoint each Agent by the Insurer for the sale of Contracts. Selling Broker-Dealer shall be responsible for all other appointment, licensing, registration and examination fees with respect to each Agent, necessary for Agent’s initial and continuing compliance with all applicable registration and licensing requirements under FINRA and federal /state securities laws.

e.                                       The Insurer, in its sole discretion, may refuse to appoint any Agent designated by Selling Broker-Dealer, may terminate or refuse to renew an Agent’s appointment after the Insurer has appointed an Agent, or may withdraw the Agent’s right to solicit applications for some or all of the Contracts, in which case Selling Broker-Dealer shall immediately cause such Agent to cease solicitations upon notice of said action by Insurer.

3.              COMPLIANCE AND SUPERVISION OF AGENTS

a.                                       Selling Broker-Dealer shall supervise Agents and be responsible for their training and compliance with all applicable state, federal and self-regulatory organization laws, interpretations and regulations, the rules, policies and procedures of the Insurer and all rules, policies and regulations of FINRA, including but not limited to applicable suitability and  Anti-Money Laundering (AML) training, and upon request of the Insurer shall provide verification satisfactory to the Insurer that each Agent has received such training.  If any act or omission of an Agent or employee of Selling Broker-Dealer is the proximate cause of any loss, claim, damage, liability or expense of Insurer or Distributor, Selling Broker-Dealer shall be liable therefor.

b.                                      Selling Broker-Dealer represents that it is in compliance with all applicable state and federal securities laws and regulations, and the rules and interpretations of any self-regulatory organization such as FINRA, as well as all applicable insurance laws and regulations.  Selling Broker-Dealer shall carry out the obligations under this Agreement in continued compliance with such laws, rules, interpretations and regulations.  Further, Selling Broker-Dealer shall comply, and shall ensure that Agents comply, with all Insurer and Distributor rules, policies and procedures, and the rules set forth under this Agreement, and Selling Broker-Dealer shall be solely responsible for such compliance.

c.                                       Selling Broker-Dealer shall establish and maintain a system of supervision regarding the sale of the Contracts made to any consumer by the Agents.  Such system of supervision shall be reasonably designed to achieve compliance with all applicable disclosure and suitability requirements under state and federal securities laws and regulations, the rules, policies and procedures of the Insurer, FINRA rules, regulations and interpretive guidance as well as all applicable insurance laws, rules, interpretive guidance and regulations.

d.                                      Selling Broker-Dealer shall supervise Agents’ compliance with all applicable disclosure and suitability requirements under all applicable state and federal securities laws and regulations and the rules and interpretations of any self-regulatory organization such as FINRA, as well as all applicable insurance laws and regulations.  Selling Broker-Dealer shall not, and shall cause the Agents to not, recommend the purchase of a Contract to a prospective purchaser unless there are reasonable grounds to believe that such purchase is suitable for the prospective purchaser in accordance with applicable Insurer rules, policies and procedures and all applicable state and federal securities laws and regulations, the laws, regulations and interpretive guidance of any regulatory authority, including FINRA, as well as all applicable state insurance laws, rules and regulations.  Selling Broker-Dealer shall retain evidence of each disclosure and suitability determination and shall supply the same to the Insurer upon reasonable request.  While not limited to the following, a determination of suitability shall be based on information supplied by an applicant after a reasonable inquiry concerning the applicant’s other security holdings, tax status, insurance and investment objectives, investment time horizon, financial situation, liquidity needs and that the applicant has the financial ability to maintain the Contract in force for a reasonable period of time.

e.                                       If an Agent performs any unauthorized transaction with respect to a Contract, fails to submit to the supervision of or otherwise meet the rules, policies and procedures, and standards of Selling Broker-Dealer, or fails to hold any required license, appointment, registration or association with Selling Broker-Dealer, Selling Broker-Dealer shall immediately notify the Insurer and Distributor in writing and shall immediately act to terminate the Contract sales activities of such Agent.

f.                                         Upon request by the Insurer or Distributor, the Selling Broker-Dealer shall furnish appropriate records or other documentation to evidence the diligent supervision of Agents by Selling Broker-Dealer.

4.              OBLIGATIONS OF SELLING BROKER-DEALER

a.                                       Selling Broker-Dealer agrees that it shall permit Agents to solicit applications for Contracts only on application forms supplied by the Insurer, and an appropriately-licensed principal of Selling Broker-Dealer shall review and approve such applications for compliance with all applicable state and federal laws and regulations and the rules, policies and procedures of the Insurer and all rules, regulations and interpretive guidance of FINRA, including suitability.  After such approval, Selling Broker-Dealer shall then promptly forward the application to the Insurer as provided in the Insurer’s administrative procedures communicated to Selling Broker-Dealer, but Selling Broker-Dealer shall forward, or cause the Agent to forward, the application no later than the close of business of the next business day following its receipt by Selling Broker-Dealer and/or the Agent.  Such applications shall be sent to the Insurer at the address shown on the application, or by such other means as agreed upon by the Insurer and Selling Broker-Dealer, and shall be accompanied by any initial premium payment received by the Agent or Selling Broker-Dealer, without any deduction or offset for any reason, unless as otherwise agreed to by the Insurer and Selling Broker-Dealer. Checks for the payment of premiums shall be drawn to the order of the Insurer or as the Insurer shall otherwise authorize or direct from time to time.  Selling Broker-Dealer does not have authority to deposit or endorse checks payable to the Insurer without the prior written approval of the Insurer.

b.                                      The Insurer has the right, in its sole discretion, to reject any application for a Contract and return to the applicant any initial premium payment made in connection with the sale of the Contract. Anything in this Agreement to the contrary notwithstanding, the Insurer retains the ultimate right to control the sale of the Contracts, including the right to suspend sales in any jurisdiction or jurisdictions, to appoint and discharge any insurance agent of the Insurer or refuse to sell a Contract to any applicant for any reason whatsoever.

c.                                       Selling Broker-Dealer shall deliver, or cause its Agents to deliver, the issued Contracts to the contract owners according to administrative procedures established by the Insurer and communicated to Selling Broker-Dealer.

d.                                      Selling Broker-Dealer is not authorized to:

1.                                       make, alter, modify or discharge any of the provisions of the Contracts or the forms prescribed by the Insurer, to discharge or waive any provision or forfeitures of a Contract; bind the Company; extend the time of paying any premium; accept or receive promissory notes for payment of premium.

2.                                       adjust or settle any claim, or commit the Insurer or Distributor with respect to any claim, incur any expense or liability on account of the Insurer or Distributor except as specifically directed or authority in writing by the Insurer or Distributor.

3.                                       expend, nor contract for expenditure of the funds of Insurer or Distributor, nor incur any liability on behalf of Insurer or Distributor, without specific written authority to do so from Insurer or Distributor.

4.                                       make representations as an agent of the Insurer or Distributor in any manner or for any purpose except as specifically authorized by this Agreement.

5.                                       provide or offer to provide any inducement not specified in the Contract or any rebate, either directly or indirectly, to any person or entity, as an inducement to purchase any Contract.

6.                                       obtain signed forms from applicants or Contract owners unless the forms are completed for submission to the Insurer.  Registered Representatives or Brokers may not request that an application or Contract owner pre-sign any Contract or form for use at a later date.

7.                                       deliver or allow the delivery of a Contract unless the health of the proposed insured(s) is in accordance with requirements of the Insurer, if any, and, where required, the first premium is paid in full.

8.                                       make any misrepresentation or incomplete comparison for the purpose of inducing a potential or action Contract owner to purchase, convert, lapse, surrender all or any potion of, forfeit, borrow from or replace any Contract.

9.                                       induce or attempt to induce any Contract owner to replace or relinquish a Contract or to withdraw values from a Contract when doing so would be in violation of the Insurer’s Replacement Policy or any state or federal law or regulation or not in the interest of the customer.

10.                                 accept any payments for Contracts, unless the funds are made payable to the Insurer and are accepted under the following circumstances:  a.) when an application and check are submitted simultaneously and the Insurer’s standards for prepaid applications have been met; and b.) the Insurer’s delivery requirements have been met and the Contract has been delivered.

11.                                 engage in any insurance transaction that requires compensation disclosure, as determined by the applicable law, without making such required compensation disclosure.

12.                                 pay any premium or other payment on behalf of a Contract applicant or owner

13.                                 to enter into any court or regulatory proceeding in the name of or on behalf of the Insurer or Distributor

14.                                 to bind the Insurer or Distributor in any way not specifically authorized in writing by the party to be bound.

15.                                 induce any employee or agent of the Insurer to terminate that relationship, or otherwise to anything prejudicial to the interests of the Insurer or Distributor or the owners of Contracts.

f.                                         Selling Broker-Dealer agrees to comply with, and to cause the Agents to comply with, the administrative procedures of the Insurer relating to the Contracts and the policies and procedures adopted by the Insurer, as those policies and procedures are now in effect or may be amended or established in the future by the Insurer in its sole discretion and communicated to Selling Broker-Dealer, as appropriate.

g.                                Selling Broker-Dealer agrees to carry out its activities and obligations under this Agreement, and to cause each Agent for which it has supervisory responsibility, to carry out his/her activities and obligations under this Agreement, in continuous compliance with all applicable laws, rules and regulations of applicable federal and state regulatory authorities and self-regulatory authorities such as FINRA.

5.              COMPENSATION

a.                                       The Insurer, as paying agent on behalf of Distributor, may compensate Selling Broker-Dealer for the sale of Contracts a percentage of premiums or purchase payments (such compensation herein referred to as “Payments”) received in cash or other legal tender and accepted by the Insurer on applications obtained by Agents, at a rate or rates as set forth on Exhibit B attached hereto.  Upon such payment of compensation by Insurer, as paying agent on behalf of Distributor, Distributor shall be relieved of any obligation Distributor may otherwise have to pay Selling Broker-Dealer such amounts.

b.                                      Notwithstanding any other provision of this Agreement, Selling Broker-Dealer shall return to the Insurer or Distributor, as applicable, all Payments paid to it with respect to a Contract that is returned either to the Insurer, the Agent or the Selling Broker-Dealer under the “free-look” provisions applicable to the Contract and the laws and regulations of the applicable state of issue.

c.                                       The Insurer reserves the right to transfer future Payments on a Contract to another broker-dealer, another Agent, and/or licensed insurance agency if the owner of the Contract so requests such a change in accordance with Insurer rules and procedures.

d.                                      Upon termination of this Agreement, Selling Broker-Dealer shall receive no further Payments from Insurer or Distributor, as applicable, except Payments for applications which are in process with the

Insurer or for premium payments received on Contracts in force at the time of termination, unless otherwise provided.

e.                                       No Payments on Contracts shall be made to Selling Broker-Dealer after the Selling Broker-Dealer or its Registered Representative(s) ceases to be properly licensed to sell Contracts.

f.                                         Selling Broker-Dealer shall continue to be liable for any chargebacks pursuant to the provisions of this Agreement or Exhibit B, including Payments made with respect to any premiums paid on a Contract that are refunded within the sole discretion of the Insurer, and for any other amounts advanced by or otherwise due the Insurer or Distributor.

g.                                      Selling Broker-Dealer hereby authorizes the Insurer to set off any of its liabilities (“Debit Balance”) to the Insurer or Distributor against any and all amounts otherwise payable to Selling Broker-Dealer, including amounts payable under this Agreement. Such Debit Balance shall be payable by Selling Broker-Dealer, upon demand by the Insurer, and at the option of the Insurer interest at the maximum rate permissible by state law will accrue on such portion of the Debit Balance from the time a Debit Balance occurs.

6.              REPRESENTATIONS AND WARRANTIES

a.                                       The Insurer, Distributor and Selling Broker-Dealer each represent to the others that it and its officers signing below have full power and authority to enter into this Agreement, and this Agreement has been validly executed by it and constitutes a legal, valid and binding agreement.

b.                                      Selling Broker-Dealer represents and warrants for itself and on behalf of its Agents to the Insurer and Distributor that Selling Broker-Dealer is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be:  (i) properly registered with the SEC; (ii) properly registered or licensed under the securities laws of each state in which such registration is required for the sale of the Contracts; and (iii) a member of FINRA. Selling Broker-Dealer will notify the Insurer and Distributor promptly in writing if any such registration or membership is terminated or suspended.

c.                                       Selling Broker-Dealer represents and warrants that it is a licensed insurance agency with the appropriate lines of authority in each state, where required, to solicit applications.  Selling Broker-Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed with the appropriate lines of authority to sell the Contracts in each state or jurisdiction in which Selling Broker-Dealer intends to perform its functions and fulfill its obligations hereunder.

d.                                      Distributor represents and warrants to Selling Broker-Dealer that it is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be:  (i) properly registered with the SEC; (ii) properly registered or licensed under the securities laws of each state in which such registration is required for the underwriting or sale of the Contracts; and (iii) a member of FINRA.

e.                                       The Insurer represents and warrants to Selling Broker-Dealer that the Contracts shall comply in all material respects with applicable registration and other requirements of the laws and regulations of the SEC, and that the prospectuses included in the Insurer’s registration statements for the Contracts, and in post-effective amendments and supplements thereto, as of their respective effective dates contain or will contain in all material respects all statements and information which are required by applicable law or regulation.  The Insurer represents and warrants to Selling Broker-Dealer that the Contracts will be filed as required for approval for sale with all applicable state insurance regulatory authorities.

f.                                         Selling Broker-Dealer represents and warrants for itself and on behalf of its Agents that, except as disclosed to the Insurer on Selling Broker-Dealer’s, Registered Representatives’ or Brokers applications for appointment or otherwise in writing, if Broker-Dealer of any of its Registered Representatives or Brokers are or have ever been a registered principal or representative of a member of FINRA, the said registration with FINRA is not now and never has been suspended, revoked or canceled; that neither Selling Broker-Dealer nor any of its Registered Representatives and Brokers have ever been fined by FINRA or other self-regulatory organization(s) in an amount of $15,000 or more; that neither Selling Broker-Dealer nor any of its Registered Representatives or Brokers have ever been convicted  of any criminal felony involving dishonesty or breach of trust or of any other offense set forth in the Crime Bill; that Selling Broker-Dealer performs the due diligence required by law to ensure that Selling Broker-Dealer, its officers, directors, employees engaging in the business of insurance, Registered Representatives and Brokers are, and for the term of this Agreement shall continue to be, in compliance with the requirements of the Crime Bill.

g.                                      Selling Broker-Dealer represents and warrants for itself and on behalf of its Agents to Insurer and Distributor that, upon request of the Distributor and/or Insurer, within thirty (30) days of receipt, return to Distributor a questionnaire or certification regarding any regulatory, civil and/or criminal proceedings, including arbitration, against the Selling Broker-Dealer or any Registered Representative or Broker commenced or concluded by an state insurance or securities department, FINRA, the SEC, or other self-regulatory organization, and/or in any court of competent jurisdiction during the twelve (12) month period prior to the date of the questionnaire or certification.  Selling Broker-Dealer shall provide to Distributor with a full explanation regarding matters disclosed in the questionnaire or certification.  Selling Broker-Dealer also agrees to send to Distributor, if requested by Distributor, copies of all Disclosure Reporting Forms applicable to Registered Representatives authorized to solicit applications for and sell the Contracts simultaneously with filing such forms with FINRA.  Additionally, Selling Broker-Dealer shall notify Distributor or any regulatory investigation, fine or sanction concerning an individual or firm who is authorized to represent Distributor or Insurer under this Agreement.

h.                                      Selling Broker-Dealer represents and warrants for itself and on behalf of its Agents to Insurer and Distributor that neither the Selling Broker-Dealer or any of its Registered Representatives or Brokers will solicit applications for Contracts in any state, jurisdiction or commonwealth unless the Contract has been approved for sale by the appropriate regulatory authority in that state, jurisdiction or commonwealth.

i.                                          Selling Broker-Dealer represents and warrants for itself and on behalf of its Agents to Insurer and Distributor that no Contract shall be sold or used in any manner to or with a viatical or life settlement company or be part of a viatical or life settlement or a stranger owned annuity transaction (“STOA”).

7.              SALES LITERATURE, ADVERTISEMENTS AND OTHER PROMOTION MATERIAL

a.                                       Selling Broker-Dealer shall be responsible for all communications by Agents with prospective purchasers and the public generally in connection with the Contracts.

b.                                      Selling Broker-Dealer shall not use, and shall cause the Agents not to use, any sales literature, advertisements or other promotional material (“Sales Material”) in connection with the offer and sale of the Contracts unless the Sales Material has been approved in writing by the Insurer prior to first use.  Sales Material shall include, but not be limited to:  all sales training, programs, manuals and materials to be used by Selling Broker-Dealer or Agents that mention the Insurer or any of its products by name or are intended to generate interest in the Insurer or any of its Contracts, whether such Sales Material is in paper, audio, video, electronic or any other media or form.  Any Sales Materials related to the Contracts and developed by the Insurer and/or Distributor shall be filed with FINRA, as required, by Distributor.

c.                                       The Insurer in its sole discretion may rescind any previous approval of Sales Materials upon written notice to the Selling Broker-Dealer.  Selling Broker-Dealer shall immediately comply with any such request and shall not use such Sales Materials thereafter and shall cause the Agents to comply as well.

d.                                      Selling Broker-Dealer is not authorized, and may not authorize anyone else, to give any information, modify or to make any representation concerning the Insurer, the Contracts or Distributor, other than the information or representations contained in the Contract, Sales Material or the current prospectus filed with the SEC for the Contracts.

e.                                       Nothing herein shall be deemed to prohibit the Selling Broker-Dealer from preparing Sales Materials for the Contracts.  However, any such Sales Materials may be used only after they have been approved in writing by the Insurer, which approval shall be in its sole discretion, and approved by FINRA.

8.              FIDELITY BOND AND OTHER LIABILITY COVERAGE

a.                                       Selling Broker-Dealer represents that it and its directors, officers and employees are and shall be covered by a blanket fidelity bond, issued by a reputable bonding company (“Fidelity Bond”), and that its Agents have Errors and Omissions liability insurance (“E&O”) in a form, type and amount acceptable to the Insurer and at the Selling Broker-Dealer or Agent’s own expense. Any Fidelity Bond or E&O which meets the requirements of applicable FINRA rules shall be deemed satisfactory. The Insurer may require evidence, satisfactory to it, that Fidelity Bond or E&O coverage is in force, and Selling Broker-Dealer shall give prompt written notice to the Insurer of any cancellation or change of coverage. Selling Broker-Dealer and Agent shall assign any proceeds received from the Fidelity Bond or E&O insurance to the Insurer or Distributor to the extent of its loss due to activities covered by the Fidelity Bond or E&O.  Selling Broker-Dealer and Agent agree to pay promptly any deficiency whether due to a deductible or otherwise.

9.              COMPLAINTS, INVESTIGATIONS AND PROCEEDINGS

a.                                       Selling Broker-Dealer shall promptly notify the Insurer and Distributor if it, or an Agent, receives notice of any customer complaint or of any threatened or pending regulatory investigation or proceeding, civil action or arbitration (a “Proceeding”) involving the Contracts. The Insurer or Distributor will promptly notify Selling Broker-Dealer if it receives notice of any customer complaint or of any Proceeding involving Selling Broker-Dealer and a Contract.  Each party shall cooperate with the other parties in investigating and responding to any such complaint or Proceeding, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement. No response by Selling Broker-Dealer to an individual customer complaint involving a Contract will be sent until it has been previously reviewed and approved by the Insurer and Distributor, as applicable.

10.       INDEMNIFICATION

a.                                       Selling Broker-Dealer shall indemnify and hold harmless the Insurer, Distributor, and their respective affiliates, officers, directors, employees and independent contractors against any and all loss, claim, damage, liability or expense (including reasonable attorneys’ fees), insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation or any applicable rule of FINRA, caused by Selling Broker-Dealer and/or Agents. This indemnification will be in addition to any other liability which the Selling Broker-Dealer may otherwise have.

b.                                      The Insurer shall indemnify and hold harmless Selling Broker-Dealer and its respective affiliates, officers, directors, employees and Agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys’ fees), insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation or any applicable rule of FINRA, caused by the Insurer. This indemnification will be in addition to any other liability which the Insurer may otherwise have.

c.                                       Distributor shall indemnify and hold harmless Selling Broker-Dealer and its respective affiliates, officers, directors, employees and Agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys’ fees), insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation or any applicable rule of FINRA, caused by Distributor.  This indemnification will be in addition to any other liability which Distributor may otherwise have.

11.       TERMINATION

a.                                       Any party may terminate this Agreement in its discretion without cause upon thirty (30) days written notice to the other parties.

b.                                      The Insurer or Distributor may terminate this Agreement effective with the mailing of a notice of termination to Selling Broker-Dealer if the reasons for the termination include:  (i) conversion, fraud, embezzlement or other violation of federal or state law or regulation or any regulatory authority; (ii) failure to maintain Fidelity Bond; (iii) a rebate, offer to rebate or withholding of any payment due on a Contract by Selling Broker-Dealer; or (iv) misrepresentation or dishonesty in relationship with the Insurer or Distributor or any past, present or proposed Contract applicant or owner.

c.                                       This Agreement will terminate automatically without notice if: Selling Broker-Dealer ceases to have the requisite registrations and regulatory licenses (but only as to the jurisdictions and Contracts affected by the absence of such registrations and licenses); applicable laws or regulations otherwise prohibit Selling Broker-Dealer from continuing to market the Contracts; or Selling Broker-Dealer files for bankruptcy or reorganization under federal or state insolvency law.

d.                                      Sections 5(c), 9,10, 12, 14 and 18 shall survive the termination of this Agreement for any reason.

12.       CONFIDENTIALITY

a.                                       All parties to this Agreement shall maintain the other party’s Confidential Information (defined below) in strict confidence and in a manner to safeguard against unauthorized access, disclosure, use, destruction, loss, or alteration in accordance with state and federal laws and regulations (“Privacy Law”).

b.                                      “Confidential Information” means (1) any data or information that is proprietary to the disclosing party and not generally known to the public, whether in tangible or intangible form, including, but not limited to, any information relating to a party’s marketing strategies, business systems, databases, and (2) any customer or consumer-specific data deemed to be “non-public personal information” under Privacy Law.

c.                                       All parties to this Agreement shall only use Confidential Information (1) to execute the terms and conditions of this Agreement as permitted by Privacy Law, including, but not limited to, disclosure to its representatives, employees, or independent contractors (collectively “Representatives”) who need to know such Confidential Information for the purposes of fulfilling the obligations and duties under this Agreement, or (2) make such disclosure as required by applicable state or federal law, regulation or rule.  Each party shall apply the same obligations of confidentiality to such Representative in accordance with this Agreement.  All parties agree to promptly report to the other party any unauthorized disclosure or use of any Confidential Information of which it becomes aware.

d.                                      Upon request, all parties agree to return to the other parties all Confidential Information in its possession or control, to the extent possible without violating the obligations under this Agreement to maintain records.  Confidential Information will always remain the property of the disclosing party.

13.       AMENDMENTS

a.                                       Subject to the right of the Insurer to establish new or modified policies and procedures or commission schedules as otherwise set out in this Agreement, this Agreement can only be modified by a written agreement between the parties.

b.                                      If the Insurer sends written notice of a proposed amendment to this Agreement to Selling Broker-Dealer, Selling Broker-Dealer shall be deemed to have agreed to the amendment by either agreeing to such amendment in writing or by submitting an application for a Contract on or after the tenth (10th) business day after the date on which the notice was sent.

c.                                       Any change in compensation made pursuant to Section 6(a) shall apply to compensation due on applications received by the Insurer after the effective date of the notice.

14.       BOOKS AND RECORDS

a.                                       Selling Broker-Dealer shall maintain books and records concerning the activities of the Agents, in a manner and for a period of time, as may be required under the insurance laws of any state or under any applicable federal or state securities laws or regulations or FINRA rules.  Broker-dealer shall make such books and records available to the Insurer or Distributor upon reasonable notice, whether or not this Agreement is in effect.

15.       NOTICES

a.                                       All notices under this Agreement shall be given in writing and sent to the address of a party shown on the signature page or to such other address as the party may designate in writing.

b.                                      Selling Broker-Dealer shall provide written notice to the Insurer no less than thirty (30) days prior to the closing date of its proposed  merger into or consolidation with another entity, a sale of substantially all its assets or a sale, transfer or assignment of a controlling interest in it.

16.       EFFECTIVE DATE

a.                                       This Agreement is effective as of the date of its execution by the Insurer and Distributor.

17.       OTHER

a.                                       This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings among the parties regarding the subject matter, and may be executed in two or more counterparts which together shall constitute a single agreement.

b.                                      This agreement may not be assigned by any party without the written consent of the other parties, except that it may be assigned by the Insurer to a successor in connection with a merger, consolidation or sale of all or substantially all of the assets of the Insurer, and may be assigned by Distributor to an affiliate or successor.  This Agreement shall inure to the benefit of and to be binding upon the parties and their respective successors and assigns.

c.                                       The obligations, representations, and warranties under this Agreement shall be enforceable only against the Contract issuer whose products are being or were sold or were the subject of the obligations, representations and warranties.

d.                                      Forbearance by a party to require performance of any provision hereof shall not constitute or be deemed a waiver by that party of such provision or of the right thereafter to enforce the same, and no waiver by a party of any breach or default hereunder shall constitute or be deemed a waiver of any subsequent breach or default, whether of the same or similar nature or of any other nature, or a waiver of the provision or provisions with respect to which such breach or default occurred.

e.                                       This Agreement shall be governed and construed in all respects by the laws of the State of Iowa without reference to the principles of conflict or choice of law thereof.

18.       ARBITRATION

a.                                       Any and all disputes, except disputes between FINRA members to the extent specifically referred to herein, under this Agreement shall be settled by arbitration in Iowa under the then existing rules of the American Arbitration Association and judgment may be entered upon the award in any court of competent jurisdiction. However, any dispute arising between FINRA members shall be settled under FINRA arbitration rules.  The determination of the arbitrators shall be final and binding on all parties. The costs of arbitration shall be borne equally by the parties to the arbitration, provided however, that the arbitrators may assess one party more heavily than the other for these costs upon a finding that such party did not make a good faith effort to settle the dispute informally when it first arose.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

Selling Broker-Dealer	Street Address

Signature	City, State & ZIP

Print Name	Phone Number

Title	Fax Number

Date

American Equity Capital, Inc.	6000 Westown Parkway
Principal Underwriter/Distributor	Street Address
West Des Moines, Iowa 50266
Signature	City, State & ZIP
877-542-8843
Print Name	Phone Number

Title	Fax Number

Date

Eagle Life Insurance Company	6000 Westown Parkway
Carrier/Contract Issuer	Street Address
West Des Moines, Iowa 50266
Signature	City, State & ZIP
800-
Print Name	Phone Number

Title	Fax Number

Date

EXHIBIT A

CONTRACTS

Falcon Gold Flexible Premium Deferred Indexed Annuity

EXHIBIT B

COMMISSIONS AND FEES SCHEDULE